SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2005 (July 07, 2005)

AML Communications, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-27252	77-0130894
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1000 Avenida Acaso

Camarillo, CA 93012

(Address of Principal Executive Offices)

805-388-1345

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

On July 7, 2005, AML Communications, Inc. entered into the Business Financing Modification Agreement with Bridge Bank, National Association, pursuant to which we have extended the term of our current Financing Agreement from July 7, 2005 to August 7, 2005, unless terminated earlier by Bridge Bank pursuant to the terms of this agreement. We are currently in the process of renegotiating the terms of our annual renewal with Bridge Bank. Our ability to borrow under this agreement varies based upon eligible accounts receivable and eligible equipment purchases.  We are obligated to pay the bank a finance charge at a rate per year equal to the prime rate, which in no event shall be less than 4.00%, plus 2.0% with respect to cash advances and a rate of such prime rate plus 3.5% with respect to equipment advances. We must maintain certain financial requirements, including net profit after tax, on a quarterly basis, of at least $0.01, and a debt service coverage ratio of at least 1.25 to 1.00 with respect to equipment advances. We were in compliance with these requirements at March 31, 2005; however, there is no assurance that we will be in compliance at future dates. This agreement terminates on August 7, 2005 or upon a date that the bank chooses to terminate the agreement.  Any unpaid balance is due and payable pursuant to the agreement on the termination date.

Item 9.01   Financial Statement and Exhibits

(C) Exhibits

Exhibit Number	Description

10.1	Business Financing Modification Agreement between AML Communications, Inc., and Bridge Bank, National Association, dated July 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AML Communications, Inc.

	By:	/s/ Susan Kelley
Susan Kelley, Director of Finance

Dated: July 13, 2005

Exhibit Index

Exhibit Number	Description

10.1	Business Financing Modification Agreement between AML Communications, Inc. and Bridge Bank, National Association, dated July 7, 2005.